Exhibit 99.2

NEWS RELEASE

Enbridge Announces Definitive Agreement to Acquire All Public Equity of Enbridge Income Fund Holdings Inc., Achieves Significant Milestones Toward Corporate Structure Simplification

CALGARY, ALBERTA September 18, 2018 — Enbridge Inc. (TSX: ENB) (NYSE: ENB) (Enbridge) and Enbridge Income Fund Holdings Inc. (TSX: ENF) (ENF) today announced that they have entered into a definitive arrangement agreement (the Agreement) under which Enbridge will acquire all of the issued and outstanding public common shares of ENF (the Arrangement), subject to the approval of ENF shareholders.

Under the terms of the Agreement, each common share of ENF (ENF Share) will be exchanged for 0.7350 (the Agreed Exchange Ratio) of a common share of Enbridge (Enbridge Shares) and cash of $0.45 per ENF Share (the Cash Component). ENF shareholders will also be entitled to receive the Enbridge fourth quarter dividend as described below. The Agreed Exchange Ratio represents an increase of 9.8% relative to the unaffected ENF exchange ratio on May 16, 2018 and 11.3% inclusive of the Cash Component. The total transaction is valued at $4.7 billion, based on the closing price of the Enbridge Shares on the Toronto Stock Exchange (TSX) on September 17, 2018.

This Agreement, in conjunction with the definitive agreements reached with Enbridge Energy Partners, L.P. (NYSE: EEP) (EEP) and Enbridge Energy Management, L.L.C. (NYSE: EEQ) (EEQ) announced today, and the previously announced Spectra Energy Partners, LP (NYSE: SEP) (SEP) transaction on August 24, 2018, represent the achievement of significant milestones in the simplification of Enbridge’s corporate structure. Upon closing of these buy-in transactions, the rollup of these sponsored vehicles will streamline Enbridge’s corporate and capital structures and brings all of the core liquids and gas pipeline assets under the umbrella of a single publicly-traded entity to the benefit of all shareholders and unitholders.

Benefits and Considerations for ENF Shareholders

ENF’s sole asset is its investment in Enbridge Income Fund (the Fund) which owns interests in high quality liquids and gas pipeline systems controlled by Enbridge, including the Canadian Mainline Pipeline System. ENF shareholders will participate in a much larger and more diversified portfolio of assets and opportunities within Enbridge, providing exposure to a higher expected dividend growth rate post-2020 as well as enhanced dividend coverage and liquidity. The Arrangement offers ENF public shareholders a compelling investment proposition in Enbridge Shares, including:

•

Direct ownership in the largest energy infrastructure company in North America comprised of premium liquids transportation, natural gas transmission and natural gas distribution utility franchises that generate diverse, safe and reliable cash flows

•	A strong expected 10% annual dividend growth rate through 2020 with substantially enhanced dividend coverage through a higher level of DCF per share compared to ENF standalone

•	A diverse opportunity set for anticipated continued growth beyond 2020 that is supported by a strong cost of capital

•

Increased opportunity for further meaningful capital appreciation as Enbridge advances its strategic priorities, including simplification of the Enbridge corporate structure, improved financial position and organic growth projects not currently available to ENF shareholders

•	Enhanced trading liquidity and investment simplicity

•	Automatic tax deferral on substantially all of the gain or ability for Canadian ENF shareholders to elect a full tax deferral

Also, as noted above, ENF shareholders will be entitled to Enbridge’s fourth quarter dividend and ENF’s monthly dividends through to closing of the Arrangement, subject to the adjustments as follows. If the Arrangement closes as expected before the record date for Enbridge’s fourth quarter dividend, expected to be November 15, 2018, to be paid in early December (the ENB December Dividend), an ENF shareholder will receive, as an ENB shareholder, the ENB December Dividend and the ENF dividend to be paid in November to ENF shareholders of record on October 31, 2018. In the event the Arrangement closes after the record date for the ENB December Dividend, the Cash Component will be increased for the ENB December Dividend based upon the Agreed Exchange Ratio less any dividends paid by ENF to its shareholders after November 30, 2018.

In addition, based on the closing price of the Enbridge Shares on the TSX on September 17, 2018, the Agreed Exchange Ratio together with the Cash Component represents an approximate 19% premium to the closing price of an ENF Share on the TSX on May 16, 2018, which was the last trading day immediately before the announcement of Enbridge’s offer to acquire the ENF Shares held by the public.

Benefits and Considerations for Enbridge Shareholders

The buy-in of ENF is strategically and economically attractive to current and future Enbridge shareholders and provides substantial benefits, including:

•	Increased ownership in its core businesses and further enhancement of its industry-leading growth and low-risk business profile

•	Significant advancement of Enbridge’s strategy to simplify and streamline its corporate structure which further increases the transparency of its strong cash generating assets

•	Higher retention of cash generated from the ENF assets, which will support continued strong dividend coverage and self-funded growth

•

An improved Enbridge credit profile due to the elimination of Fund distributions to ENF which are ultimately paid to the public, as well as opportunities to minimize the structural subordination of Enbridge debt

•	Significant benefits to Enbridge’s post-2020 DCF outlook primarily due to tax optimization synergies

•

No change to consolidated EBITDA following completion of the Arrangement since the assets indirectly held by ENF are already managed and operated by Enbridge and consolidated for accounting purposes by Enbridge

Considering this transaction, in combination with the SEP, EEP and EEQ buy-ins, there is no change to Enbridge’s current three-year financial guidance, including the 10% dividend growth rate through 2020, supported by several positive developments in the business, including the success of Enbridge’s recent asset divestiture program which has exceeded expectations.

Other Information

As a result of the Arrangement, Enbridge would acquire all of the issued and outstanding public ENF Shares, which currently total 141.3 million shares, at the fixed Agreed Exchange Ratio of 0.7350 of an Enbridge Share for each ENF Share, plus the Cash Component of $0.45 per ENF Share. Based on the Agreed Exchange Ratio and current ENF Shares outstanding, Enbridge would issue an estimated 103.9 million Enbridge Shares in connection with the Arrangement, representing approximately 6% of the total number of Enbridge Shares outstanding.

A description of the Agreement will be set forth in Enbridge’s Current Report on Form 8-K that it expects to file with the Securities and Exchange Commission (the SEC) on EDGAR at www.sec.gov and with Canadian securities regulators on SEDAR at www.sedar.com, as well as in ENF’s Material Change Report to be filed on SEDAR.

The Arrangement has been approved by the board of directors of Enbridge. The board of directors of ENF (ENF Board) delegated to a special committee consisting solely of independent directors (ENF Special Committee) the authority to, among other things, review, evaluate and negotiate the Arrangement on behalf of ENF. The ENF Special Committee unanimously approved the Arrangement and recommended approval of the Arrangement to the ENF Board. In addition, Tudor, Pickering, Holt & Co., acting as financial advisor to the ENF Special Committee, has provided its opinion to the ENF Special Committee (subject to assumptions and qualifications) that the consideration to be received by ENF shareholders (other than Enbridge) pursuant to the Arrangement is fair, from a financial point of view, to such ENF shareholders (the Fairness Opinion). After considering, among other things, the recommendation of the ENF Special Committee and its receipt of the Fairness Opinion, the ENF Board has unanimously (with one director who is an officer of Enbridge abstaining) determined that the Arrangement is in the best interests of ENF and fair to the ENF shareholders (other than Enbridge) and unanimously (with one director who is an officer of Enbridge abstaining) recommends that such ENF shareholders vote in favor of the Arrangement.

The Arrangement is subject to the approval (i) by 66 2/3% of the votes cast by ENF shareholders present in person or by proxy at a special shareholders meeting (the Meeting) called to consider the Arrangement, and (ii) by a majority of the votes cast by ENF shareholders, present in person or by proxy at the Meeting, after excluding the votes cast by Enbridge, its affiliates and certain other related parties.

Closing of the Arrangement is expected to occur in mid-November 2018, subject to ENF shareholder approval at the Meeting to be scheduled later in the fourth quarter of 2018, the approval of the Court of Queen’s Bench of Alberta, regulatory approvals as required and other customary closing conditions.

A copy of the Agreement will be filed by Enbridge with the U.S. Securities and Exchange Commission and Canadian securities regulators, and will be available for viewing at www.sec.gov and at www.sedar.com. ENF shareholders will receive a copy of the Management Information Circular with respect to the Meeting. The Management Information Circular, as well as other filings containing information about the Arrangement including the Agreement, will also be available, without charge, on ENF’s website, www.enbridgeincomefund.com, and on www.sedar.com.

Scotiabank and BofA Merrill Lynch are acting as financial advisors to Enbridge. McCarthy Tétrault LLP, Sullivan & Cromwell LLP and Vinson & Elkins LLP are acting as Canadian, U.S. legal and tax advisors, respectively, to Enbridge.

Tudor, Pickering, Holt & Co. acted as financial advisor to the ENF Special Committee, while Norton Rose Fulbright Canada LLP acted as legal advisor to the ENF Special Committee.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on the beliefs and assumptions of Enbridge Inc. (“Enbridge”), Enbridge Energy Partners, L.P. (“EEP”), Enbridge Energy Management, L.L.C. (“EEQ”), Spectra Energy Partners, LP (“SEP”), and Enbridge Income Fund Holdings Inc. (“ENF” and, together with EEP, EEQ and SEP, the “Sponsored Vehicles”). These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast and similar expressions and include, but are not limited to, statements regarding the expected closing, consummation, completion, timing and benefits of the proposed acquisitions of the Sponsored Vehicles (collectively the “Proposed Transactions”), the expected synergies and equity holder value to result from the combined companies, the expected levels of cash distributions or dividends by the Sponsored Vehicles to their respective shareholders or unitholders, the expected levels of dividends by Enbridge to its shareholders, the expected financial results of Enbridge and its Sponsored Vehicles and their respective affiliates, and the future credit ratings, financial condition and business strategy of Enbridge, its Sponsored Vehicles and their respective affiliates.

Although Enbridge and its Sponsored Vehicles believe these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of and demand for crude oil, natural gas, natural gas liquids (“NGL”) and renewable energy; prices of crude oil, natural gas, NGL and renewable energy; exchange rates; inflation; interest rates; availability and price of labor and construction materials; operational reliability; customer and regulatory approvals; maintenance of support and regulatory approvals for projects; anticipated in-service dates; weather; the timing and closing of dispositions; the realization of anticipated benefits and synergies of the Proposed Transactions; governmental legislation; acquisitions and the timing thereof; the success of integration plans; impact of capital project execution on future cash flows; credit ratings; capital project funding; expected earnings; expected future cash flows; and estimated future dividends. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for Enbridge’s and its Sponsored Vehicles’ services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments and may impact levels of demand for Enbridge’s and its Sponsored Vehicles’ services and cost of inputs, and are therefore inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to the impact of the Proposed Transactions, expected earnings and cash flow or estimated future dividends.

Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. There are a number of important factors that could cause actual results to differ materially from those indicated in any forward-looking statement including, but not limited to: the risk that the Proposed Transactions do not occur; negative effects from the pendency of the Proposed Transactions; the ability to realize expected cost savings and benefits from the Proposed Transactions; the timing to consummate the Proposed Transactions; whether the Sponsored Vehicles or Enbridge will produce sufficient cash flows to provide the level of cash distributions they expect with respect to their respective units or shares; outcomes of litigation and regulatory investigations, proceedings or inquiries; operating performance of Enbridge and its Sponsored Vehicles; regulatory parameters regarding Enbridge and its Sponsored Vehicles; other Enbridge dispositions; project approval and support; renewals of rights of way; weather, economic and competitive conditions; public opinion; changes in tax laws and tax rates; changes in trade agreements, exchange rates, interest rates, commodity prices, political decisions and supply of and demand for commodities; and any other risks and uncertainties discussed herein or in Enbridge’s or its Sponsored Vehicles’ other filings with Canadian and United States securities regulators. All forward-looking statements in this communication are made as of the date hereof and, except to the extent required by applicable law, neither Enbridge nor any of the Sponsored Vehicles assume any obligation to publicly update or revise any forward-looking statements made in this communication or otherwise, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements, whether written or oral, attributable to Enbridge, its Sponsored Vehicles or persons acting on their behalf, are expressly qualified in their entirety by these cautionary statements. The factors described above, as well as additional factors that could affect Enbridge’s or any of its Sponsored Vehicles’ respective forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in Enbridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the U.S. Securities and Exchange Commission (“SEC”) and Canadian securities regulators on February 16, 2018, each of EEP’s, EEQ’s and SEP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which were filed with the SEC on February 16, 2018, ENF’s Management’s Discussion and Analysis for the year ended December 31, 2017, which was filed with Canadian securities regulators on February 16, 2018, and in Enbridge’s and its Sponsored Vehicles’ respective other filings made with the SEC and Canadian securities regulators, which are available via the SEC’s website at www.sec.gov and at www.sedar.com, as applicable.

Additional Information about Enbridge and the Proposed Transactions and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxies or approval. The Proposed Transactions will be submitted to the shareholders of EEQ or ENF or unitholders of EEP or SEP, as applicable, for their consideration. Enbridge will file with the SEC proxy statements of EEQ and EEP, respectively, and a consent statement of SEP, each of which will also constitute a prospectus of Enbridge. Enbridge and its Sponsored Vehicles also plan to file other documents with the SEC and Canadian securities regulators regarding the Proposed Transactions. INVESTORS AND SECURITY HOLDERS OF ENBRIDGE AND ITS SPONSORED VEHICLES ARE URGED TO READ THE APPLICABLE REGISTRATION STATEMENT, PROXY OR CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORS, AS APPLICABLE, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors, shareholders and unitholders will be able to obtain free copies of such documents containing important information about Enbridge and its Sponsored Vehicles once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov or with Canadian securities regulators through the SEDAR website at www.sedar.com, as applicable. Copies can also be obtained, without charge, by directing a request to Enbridge Inc., 200, 425 – 1st Street S.W., Calgary, Alberta, Canada T2P 3L8, Attention: Investor Relations.

Participants in the Solicitations

Enbridge, each of its Sponsored Vehicles, and certain of their respective directors and executive officers, may be deemed participants in the solicitation of consents or proxies from the holders of equity securities of the Sponsored Vehicles in connection with the Proposed Transactions.

Information about the directors and executive officers of Enbridge is set forth in its definitive proxy statement filed with the SEC on April 5, 2018. Information about the directors and executive officers of EEP, EEQ and SEP is set forth in EEP’s, EEQ’s and SEP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, respectively, each of which was filed with the SEC on February 16, 2018. Information about the directors and executive officers of ENF is set forth in ENF’s Annual Information Form for the fiscal year ended December 31, 2017, which was filed with Canadian securities regulators on February 16, 2018. Each of these documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in any consent or proxy solicitation with respect to the Proposed Transactions and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the relevant materials to be filed by Enbridge and the Sponsored Vehicles with the SEC when they become available.

About Enbridge Inc.

Enbridge Inc. (the Company) is North America’s premier energy infrastructure company with strategic business platforms that include an extensive network of crude oil, liquids and natural gas pipelines, regulated natural gas distribution utilities and renewable power generation. The Company safely delivers an average of 2.9 million barrels of crude oil each day through its Mainline and Express Pipeline; accounts for approximately 65% of U.S.-bound Canadian crude oil exports; and moves approximately 20% of all natural gas consumed in the U.S., serving key supply basins and demand markets. The Company’s regulated utilities serve approximately 3.7 million retail customers in Ontario, Quebec, and New Brunswick. Enbridge also has interests in more than 2,500 MW of net renewable generating capacity in North America and Europe. The Company has ranked on the Global 100 Most Sustainable Corporations index for the past nine years; its common shares trade on the Toronto and New York stock exchanges under the symbol ENB.

Life takes energy and Enbridge exists to fuel people’s quality of life. For more information, visit www.enbridge.com.

About Enbridge Income Fund Holdings Inc.

Enbridge Income Fund Holdings Inc., through its investment in Enbridge Income Fund, indirectly holds high quality, low-risk energy infrastructure assets. The Fund’s assets consist of a portfolio of Canadian liquids transportation and storage businesses, including the Canadian Mainline, the Regional Oil Sands System, the Canadian segment of the Southern Lights Pipeline, Class A units entitling the holder to receive defined cash flows from the United States segment of the Southern Lights Pipeline, a 50 percent interest in the Alliance Pipeline, which transports natural gas from Canada to the United States, and interests in more than 1,400 megawatts of renewable and alternative power generation assets. Enbridge Income Fund Holdings Inc. is a publicly traded corporation on the Toronto stock exchange under the symbol ENF; information about the Company is available on the Company’s website at www.enbridgeincomefund.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media:

Jesse Semko

Toll Free: (888) 992-0997

Email: media@enbridge.com

Investment Community:

Enbridge Inc.

Jonathan Gould

Toll Free: (800) 481-2804

Email: investor.relations@enbridge.com

Enbridge Income Fund Holdings Inc.

Nafeesa Kassam

Toll Free: (800) 481-2804

Email: investor.relations@enbridge.com